UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2019

RH

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On September 17, 2019, RH (the “Company”) entered into an indenture (the “Indenture”) by and among the Company and U.S. Bank National Association, as trustee, in connection with the sale by the Company of $350,000,000 aggregate principal amount of its 0.00% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will not bear interest, except in certain limited circumstances (the Notes will be subject to “special interest” in connection with the failure of the Company to perform certain of its obligations under the Indenture), and the principal amount of the Notes will not accrete. The Notes will mature on September 15, 2024, unless earlier purchased by the Company or converted.

The initial conversion rate applicable to the Notes is 4.7304 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $211.40 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for accrued and unpaid special interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to June 15, 2024, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after December 31, 2019, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five consecutive business day period after any ten consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions. On and after June 15, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Notes will be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.

The Company may not redeem the Notes; however, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid special interest to, but excluding, the fundamental change purchase date.

The Notes will be unsecured and unsubordinated obligations of RH and will rank senior in right of payment to any of future indebtedness of RH that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any existing and future unsecured indebtedness of RH that is not so subordinated, including the 0.00% Convertible Senior Notes due 2020 and the 0.00% Convertible Senior Notes due 2023; be effectively subordinated in right of payment to any secured indebtedness of RH to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all existing and future indebtedness and other liabilities and obligations incurred by subsidiaries of RH, including trade payables and the guarantee in respect of the 0.00% Convertible Senior Notes due 2020 provided by RH’s primary operating subsidiary, Restoration Hardware, Inc.

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in the payment of special interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of principal of any Note when the same becomes due and payable at the maturity date, upon declaration of acceleration, upon any fundamental change purchase date or otherwise;

(3) failure by the Company to deliver the consideration due upon the conversion of any Notes and such failure continues for a period of five business days following the due date for the delivery thereof;

(4) failure by the Company to give a fundamental change notice or a notice of a specified corporate transaction at the time, in the manner, and with the contents under the Indenture in each case when due and such failure is not cured within five days after the due date for such notice;

(5) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the Notes (other than a covenant or agreement in respect of which a default or breach is specifically addressed in clauses (1) through (5) above) and such default or breach continues for a period of 60 consecutive days after written notice of such default is delivered to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(7) an event of default as defined under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any of the Company’s “significant subsidiaries” (as defined in the Indenture) for money borrowed, whether such indebtedness now exists or shall hereafter be created, if that default:

•	constitutes the failure to pay when due (at express maturity, upon acceleration as a result of an event of default or otherwise) indebtedness in an aggregate principal amount in excess of $20,000,000, and

•	such default continues for a period of 30 days after written notice thereof is delivered to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the Notes then outstanding without such default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company any of the Company’s significant subsidiaries.

If an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the trustee by notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and to the trustee, may declare 100% of the principal amount of, and accrued and unpaid special interest, if any, on all the Notes then outstanding, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in clause (8) occurs and is continuing with respect to the Company (and not solely with respect to one or more of its significant subsidiaries), then 100% of the principal amount of, and all accrued and unpaid special interest, if any, on all the Notes then outstanding shall be and become immediately due and payable, without any notice or other action by any holder or the trustee, to the full extent permitted by applicable law.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, which is included as Exhibit 4.1 hereto and is incorporated herein by reference.

Convertible Note Hedge Transactions

On September 12, 2019 and on September 13, 2019, in connection with the offering of the Notes and the exercise of the initial purchaser’s option to buy additional Notes, the Company entered into convertible note hedge transactions with respect to its common stock (the “Purchased Options”) with each of Barclays Bank PLC, Goldman Sachs & Co. LLC, Citibank N.A. and UBS AG London Branch (collectively, the “Counterparties”). The Company paid an aggregate amount of approximately $91.4 million to the Counterparties for the Purchased Options. The Purchased Options cover, subject to anti-dilution adjustments that are intended to be substantially identical to those in the Notes, approximately 1.66 million shares of the Company’s common stock at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The Purchased Options will expire upon the maturity of the Notes. The forms of the confirmations relating to the Purchased Options are attached hereto as Exhibits 10.1 and 10.3 and are incorporated herein by reference.

The Purchased Options are intended to reduce the potential dilution impact resulting upon conversion of the Notes in the event that the market value per share of the Company’s common stock, as measured under the Notes, at the time of exercise is greater than the conversion price of the Notes.

The Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options.

Warrant Transactions

Separately, on September 12, 2019 and on September 13, 2019, in connection with the offering of the Notes and the exercise of the initial purchaser’s option to buy additional Notes, the Company also entered into warrant transactions (the “Warrants”), whereby the Company sold to the Counterparties warrants initially exercisable, subject to anti-dilution adjustments, for approximately 1.66 million shares of the Company’s common stock at a strike price of $338.24 per share, also subject to adjustment, which is 100% higher than the closing price of shares of the Company’s common stock of $169.12 on September 12, 2019. The Company received aggregate proceeds of approximately $50.2 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The forms of the confirmations relating to the Warrant transactions are attached hereto as Exhibits 10.2 and 10.4 and are incorporated herein by reference.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 7.01.	Regulation FD Disclosure

On September 16, 2019, RH issued a press release announcing the exercise of the entire over-allotment option of $50 million aggregate principal amount of its 0.00% convertible notes due 2024, resulting in a total offering size of $350 million aggregate principal amount of 0.00% convertible notes due 2024. The full text of the press release is furnished hereto as Exhibit 99.1.

As discussed in the attached press release, in connection with the offering of the notes, the Company entered into convertible note hedge and warrant transactions with several financial institutions (the “hedge counterparties”).

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties and/or their affiliates may purchase shares of the Company’s common stock or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes.

In addition, the hedge counterparties and/or their affiliates may modify any hedge positions (and are likely to do so during the conversion period related to any conversion of notes or following any repurchase of notes by the Company on any fundamental repurchase date or otherwise) by entering into or unwinding various derivatives with respect to the Company’s common stock or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. These activities could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of the notes.

The information furnished with this report under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated September 17, 2019, between RH and U.S. Bank National Association, as Trustee, including form of 0.00% Convertible Senior Note due 2024.

10.1	Form of Base Convertible Bond Hedge Confirmation, dated September 12, 2019, between RH and each of the Counterparties.

10.2	Form of Base Warrant Confirmation, dated September 12, 2019, between RH and each of the Counterparties.

10.3	Form of Additional Convertible Bond Hedge Confirmation, dated September 13, 2019, between RH and each of the Counterparties.

10.4	Form of Additional Warrant Confirmation, dated September 13, 2019, between RH and each of the Counterparties.

99.1	RH Announces Exercise of Over-Allotment Option for its 0.00% Convertible Notes Due 2024.

104	Cover Page Interactive Data File –the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: September 18, 2019	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer